EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

•Grew subscription revenue by 13% year-over-year to $76.0 million in the third quarter.
•Grew total revenue by 11% year-over-year to $91.7 million in the third quarter.
•Expanded total gross margin by approximately 300 basis points year-over-year to 69% and non-GAAP total gross margin to 71% in the third quarter.

HOUSTON – October 27, 2025 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of AI-powered SaaS pricing and selling solutions, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

Key financial results for the third quarter 2025 are shown below. Throughout this press release all dollar figures are in millions, except net earnings (loss) per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change
Revenue:
Total Revenue	$91.7	$82.7	11%	n/a	n/a	n/a
Subscription Revenue	$76.0	$67.1	13%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$78.1	$70.4	11%	n/a	n/a	n/a
Profitability:
Gross Profit	$63.1	$54.4	16%	$64.9	$56.3	15%
Operating (Loss) Income	$(2.9)	$—	$(2.9)	$14.1	$8.4	$5.8
Net (Loss) Income	$(4.2)	$0.2	$(4.5)	$10.4	$6.6	$3.9
Net (Loss) Earnings Per Share	$(0.09)	$—	$(0.09)	$0.22	$0.14	$0.08
Adjusted EBITDA	n/a	n/a	n/a	$15.0	$9.3	$5.8
Cash:
Net Cash Provided by Operating Activities	$11.4	$1.6	$9.8	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$11.5	$1.4	$10.2
The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Pending Acquisition by Thoma Bravo

On September 22, 2025, we announced that PROS Holdings, Inc. entered into a definitive agreement to be acquired by Thoma Bravo L.P. in an all-cash transaction valued at approximately $1.4 billion, or $23.25 per share. The per-share merger consideration represents a premium of approximately 53.2% over PROS’s 30-day volume weighted average trading price as of the unaffected trading date of September 19, 2025. The transaction is subject to approval by PROS’s stockholders, regulatory approvals and other customary closing conditions, and is currently expected to close in the fourth quarter of 2025.

In light of the pending transaction, PROS will not be hosting a third quarter earnings conference call and is suspending its practice of providing financial guidance.

Recent Business Highlights

•Welcomed many new customers who are adopting the PROS Platform such as Bleckmann, ELKO Grupa, Greene King, Kraft Heinz, and MANE, among others.

•Expanded adoption of the PROS Platform within existing customers including Adobe, American Airlines, AutoZone, Cooper Machinery, Flydubai, Holcim, Philippine Airlines, and Turkish Airlines, among others.

•Achieved the highest ranking in G2’s Fall 2025 Enterprise Grid for Pricing Software, in recognition of the value PROS Smart Price Optimization and Management delivers to customers and PROS’ expanding market presence.

•Won the Gold Stevie Award in the Business or Competitive Intelligence Solution category in the 22nd annual International Business Awards, highlighting PROS commitment to continuous AI innovation and specifically referencing PROS AI Agents as strong enhancements to the PROS Platform.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of SaaS solutions that optimize omnichannel shopping and selling experiences, powering intelligent commerce. Leveraging leadership in revenue and pricing science, the PROS Platform combines predictive AI, real-time analytics, and powerful automation to dynamically match offers to buyers and prices to products. Businesses win more with PROS. Learn more at pros.com.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP subscription margin, non-GAAP income (loss) from operations or non-GAAP operating income (loss), subscription annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP tax rate, non-GAAP net income (loss), and non-GAAP earnings (loss) per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statements of income (loss) by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statements of income (loss) by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP financial measures to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, subscription annual recurring revenue, non-GAAP earnings (loss) per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles, severance and transaction costs. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation: Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
•Severance: Severance costs relate to the departure of our Chief Revenue Officer. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Transaction costs: Transaction costs relate to the pending acquisition of PROS by Thoma Bravo L.P. announced in September 2025 and they include legal, accounting, financial advisory and other professional services fees. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
Non-GAAP earnings (loss) per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt premium and issuance costs, gain on debt extinguishment and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP earnings (loss) per share are calculated by dividing estimates for non-GAAP net income (loss) by our estimate of weighted average shares outstanding for the future period. The weighted average shares outstanding used in the calculation of non-GAAP earnings (loss) per share exclude the impact of the 2027 convertible notes exchanged. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:
•Amortization of Debt Premium and Issuance Costs: Amortization of debt premium and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Gain on Debt Extinguishment: Gain on debt extinguishment relates to the 2027 convertible notes exchange, a non-recurring transaction, during Q2 2025. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Subscription Annual Recurring Revenue: Subscription Annual Recurring Revenue ("subscription ARR") is used to assess the trajectory of our cloud business. Subscription ARR means, as of a specified date, the contracted subscription revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions. Subscription ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, severance, transaction costs and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.

Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, excluding severance and transaction costs, less capital expenditures and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Forward-looking Statements
This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent PROS’ expectations or beliefs concerning future events, including the timing of the proposed transaction. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, PROS expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond PROS’ control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect PROS’ business and the price of the common stock of PROS, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of PROS and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the merger agreement may be terminated in circumstances that require PROS to pay a termination fee, (v) the effect of the announcement or pendency of the transaction on PROS’ business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from PROS’ ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against PROS related to the merger agreement or the transaction, (ix) PROS’ ability to retain, hire and integrate skilled personnel including PROS’ senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction, (x) unexpected costs, charges or expenses resulting from the proposed transaction, (xi) the impact of adverse general and industry-specific economic and market conditions, (xii) risks caused by delays in upturns or downturns being reflected in PROS’ financial position and results of operations, (xiii) risks that the benefits of the merger are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed merger, and (xv) other factors described under the heading “Risk Factors” in PROS’ Annual Report on Form 10-K for the year ended December 31, 2024, PROS’ subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. PROS cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, PROS cannot assure you that PROS will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect PROS or PROS’ operations in the way PROS expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, PROS does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information About the Acquisition and Where to Find It
This communication is being made in respect of the proposed transaction involving PROS, Portofino Parent, LLC and Portofino Merger Sub, Inc. PROS filed a preliminary proxy statement with the SEC on October 22, 2025, and will file a definitive proxy statement on Schedule 14A relating to a special meeting of PROS’ stockholders for purposes of obtaining stockholder approval of the proposed transaction. PROS may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that PROS may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of PROS and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF PROS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY PROS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROS AND THE PROPOSED TRANSACTION. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to PROS stockholders, and investors and stockholders will be able to obtain a free copy of the proxy statement and other documents filed by PROS with the SEC at the SEC’s website at www.sec.gov or from PROS at its website at https://ir.pros.com/.

Participants in the Solicitation

PROS and certain of its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about PROS’s directors and executive officers is set forth in (i) PROS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships, Related Transactions, and Director Independence”, which was filed with the SEC on February 12, 2025, and can be found at www.sec.gov, (ii) PROS’ Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 28, 2025, as supplemented on April 7, 2025, under the headings “Directors”, “Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Security Ownership”, and “Related Party Transactions” and can be found at www.sec.gov, (iii) PROS’ Current Report on Form 8-K, which was filed on May 1, 2025 and can be found at www.sec.gov, and (iv) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of PROS securities by its directors or executive officers have changed since the amounts set forth in PROS’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which are available at EDGAR Search Results at www.sec.gov). Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in PROS’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by PROS will be available free of charge through the website maintained by the SEC at www.sec.gov and PROS’s website at https://ir.pros.com/.

No Offer or Solicitation

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

Investor Contact:
PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$188,404	$161,983
Trade and other receivables, net of allowance of $1,069 and $922, respectively	62,020	64,982
Deferred costs, current	4,990	4,634
Prepaid and other current assets	10,338	7,517
Restricted cash, current	10,000	—
Total current assets	275,752	239,116
Restricted cash, noncurrent	—	10,000
Property and equipment, net	17,754	19,745
Operating lease right-of-use assets	16,845	16,066
Deferred costs, noncurrent	12,704	11,515
Intangibles, net	4,174	7,044
Goodwill	108,944	107,278
Other assets, noncurrent	8,756	9,138
Total assets	$444,929	$419,902
Liabilities and Stockholders’ (Deficit) Equity:
Current liabilities:
Accounts payable and other liabilities	$5,801	$8,589
Accrued liabilities	16,792	14,085
Accrued payroll and other employee benefits	22,133	27,117
Operating lease liabilities, current	4,249	6,227
Deferred revenue, current	127,431	130,977
Total current liabilities	176,406	186,995
Deferred revenue, noncurrent	5,131	5,438
Convertible debt, net, noncurrent	311,905	270,797
Operating lease liabilities, noncurrent	25,925	23,870
Other liabilities, noncurrent	1,740	1,505
Total liabilities	521,107	488,605
Stockholders' (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 52,934,115 and 52,083,732 shares issued, respectively; 48,253,392 and 47,403,009 shares outstanding, respectively	53	52
Additional paid-in capital	637,474	634,212
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(677,419)	(667,727)
Accumulated other comprehensive loss	(6,439)	(5,393)
Total stockholders’ (deficit) equity	(76,178)	(68,703)
Total liabilities and stockholders’ (deficit) equity	$444,929	$419,902

PROS Holdings, Inc.
Condensed Consolidated Statements of (Loss) Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Subscription	$76,006	$67,068	$220,169	$197,017
Maintenance and support	2,105	3,361	7,402	10,341
Total subscription, maintenance and support	78,111	70,429	227,571	207,358
Services	13,565	12,273	39,142	38,045
Total revenue	91,676	82,702	266,713	245,403
Cost of revenue:
Subscription	15,396	14,470	45,381	43,653
Maintenance and support	1,589	1,698	4,933	5,311
Total cost of subscription, maintenance and support	16,985	16,168	50,314	48,964
Services	11,554	12,130	35,352	36,986
Total cost of revenue	28,539	28,298	85,666	85,950
Gross profit	63,137	54,404	181,047	159,453
Operating expenses:
Selling and marketing	22,460	20,074	73,259	66,293
Research and development	23,042	21,081	68,668	67,280
General and administrative	20,501	13,218	53,410	43,335
(Loss) income from operations	(2,866)	31	(14,290)	(17,455)
Convertible debt interest and amortization	(2,014)	(1,121)	(4,370)	(3,471)
Other income, net	1,121	1,531	10,359	3,312
(Loss) income before income tax provision	(3,759)	441	(8,301)	(17,614)
Income tax provision	488	206	1,391	894
Net (loss) income	$(4,247)	$235	$(9,692)	$(18,508)

Net (loss) earnings per share:
Basic	$(0.09)	$—	$(0.20)	$(0.39)
Diluted	$(0.09)	$—	$(0.24)	$(0.39)
Weighted average number of shares:
Basic	48,195	47,231	47,920	47,038
Diluted	48,195	47,338	50,588	47,038

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities:
Net (loss) income	$(4,247)	$235	$(9,692)	$(18,508)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,856	1,976	5,585	6,371
Amortization of debt premium and issuance costs	166	(310)	(369)	(896)
Share-based compensation	13,799	7,271	36,478	30,219
Provision for credit losses	254	(108)	565	52
Gain on lease modification	—	—	—	(697)
Loss on disposal of assets	—	—	—	774
Gain on debt extinguishment	—	—	(4,189)	—
Changes in operating assets and liabilities:
Trade and other receivables	2,792	(385)	2,479	788
Deferred costs	(454)	(562)	(1,546)	10
Prepaid expenses and other assets	1,640	984	(2,757)	1,158
Operating lease right-of-use assets and liabilities	(338)	(322)	(615)	(1,838)
Accounts payable and other liabilities	(556)	(1,694)	(3,644)	2,191
Accrued liabilities	692	(1,331)	2,292	1,087
Accrued payroll and other employee benefits	2,774	3,605	(4,955)	(9,906)
Deferred revenue	(7,006)	(7,765)	(3,830)	(7,435)
Net cash provided by operating activities	11,372	1,594	15,802	3,370
Investing activities:
Purchases of property and equipment	(530)	(231)	(674)	(669)
Capitalized internal-use software development costs	—	—	—	(58)
Investment in equity securities	—	—	—	(113)
Proceeds from equity securities	—	—	118	—
Net cash used in investing activities	(530)	(231)	(556)	(840)
Financing activities:
Proceeds from employee stock plans	1,009	1,055	2,039	2,079
Tax withholding related to net share settlement of stock awards	(1,864)	(1,135)	(7,359)	(11,296)
Proceeds from issuance of convertible debt, net	—	—	50,000	—
Debt issuance costs related to convertible debt	(255)	—	(3,780)	—
Purchase of Capped Call	—	—	(27,895)	—
Repayment of convertible debt	—	—	—	(21,713)
Net cash (used in) provided by financing activities	(1,110)	(80)	13,005	(30,930)
Effect of foreign currency rates on cash	(286)	195	(1,830)	217
Net change in cash, cash equivalents and restricted cash	9,446	1,478	26,421	(28,183)
Cash, cash equivalents and restricted cash:
Beginning of period	188,958	149,086	171,983	178,747
End of period	$198,404	$150,564	$198,404	$150,564

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$188,404	$140,564	$188,404	$140,564
Restricted cash	10,000	10,000	10,000	10,000
Total cash, cash equivalents and restricted cash	$198,404	$150,564	$198,404	$150,564

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2025	2024	% change	2025	2024	% change
GAAP gross profit	$63,137	$54,404	16%	$181,047	$159,453	14%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	633	738		1,894	2,644
Transaction costs	22	—		22	—
Share-based compensation	1,089	1,177		3,170	3,396
Non-GAAP gross profit	$64,881	$56,319	15%	$186,133	$165,493	12%

Non-GAAP gross margin	70.8%	68.1%		69.8%	67.4%

GAAP (loss) income from operations	$(2,866)	$31	(9,345)%	$(14,290)	$(17,455)	(18)%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	956	1,074		2,865	3,675
Severance	—	—		1,147	—
Transaction costs	2,258	—		2,258	—
Share-based compensation	13,799	7,271		36,478	30,219
Total non-GAAP adjustments	17,013	8,345		42,748	33,894
Non-GAAP income from operations	$14,147	$8,376	69%	$28,458	$16,439	73%

Non-GAAP income from operations % of total revenue	15.4%	10.1%		10.7%	6.7%

GAAP net (loss) income	$(4,247)	$235	(1,907)%	$(9,692)	$(18,508)	(48)%
Non-GAAP adjustments:
Total non-GAAP adjustments affecting loss from operations	17,013	8,345		42,748	33,894
Amortization of debt premium and issuance costs	96	(380)		(578)	(1,105)
Gain on debt extinguishment	—	—		(4,189)	—
Tax impact related to non-GAAP adjustments	(2,449)	(1,643)		(5,138)	(2,444)
Non-GAAP net income	$10,413	$6,557	59%	$23,151	$11,837	96%

Non-GAAP earnings per share	$0.22	$0.14		$0.48	$0.25

Shares used in computing GAAP diluted earnings (loss) per share	48,195	47,338		50,588	47,038
Remove the dilutive effect of the 2027 convertible notes exchanged	—	—		(2,668)	—
Add the dilutive effect of stock awards	148	—		319	516
Shares used in computing non-GAAP diluted earnings per share	48,343	47,338		48,239	47,554

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of Subscription Items
Amortization of acquisition-related intangibles	633	738	1,894	2,644
Transaction costs	22	—	22	—
Share-based compensation	265	244	770	681
Total cost of subscription items	$920	$982	$2,686	$3,325

Cost of Maintenance Items
Share-based compensation	95	98	283	331
Total cost of maintenance items	$95	$98	$283	$331

Cost of Services Items
Share-based compensation	729	835	2,117	2,384
Total cost of services items	$729	$835	$2,117	$2,384

Sales and Marketing Items
Amortization of acquisition-related intangibles	323	336	971	1,031
Severance	—	—	1,147	—
Transaction costs	80	—	80	—
Share-based compensation	2,634	675	7,922	6,740
Total sales and marketing items	$3,037	$1,011	$10,120	$7,771

Research and Development Items
Transaction costs	17	—	17	—
Share-based compensation	2,477	898	7,270	6,543
Total research and development items	$2,494	$898	$7,287	$6,543

General and Administrative Items
Transaction costs	2,139	—	2,139	—
Share-based compensation	7,599	4,521	18,116	13,540
Total general and administrative items	$9,738	$4,521	$20,255	$13,540

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA
GAAP (Loss) Income from Operations	$(2,866)	$31	$(14,290)	$(17,455)
Amortization of acquisition-related intangibles	956	1,074	2,865	3,675
Severance	—	—	1,147	—
Transaction costs	2,258	—	2,258	—
Share-based compensation	13,799	7,271	36,478	30,219
Depreciation and other amortization	900	902	2,720	2,696
Capitalized internal-use software development costs	—	—	—	(58)
Adjusted EBITDA	$15,047	$9,278	$31,178	$19,077

Net Cash Provided by Operating Activities	$11,372	$1,594	$15,802	$3,370
Severance	397	—	397	—
Transaction costs	290	—	290	—
Purchase of property and equipment	(530)	(231)	(674)	(669)
Capitalized internal-use software development costs	—	—	—	(58)
Free Cash Flow	$11,529	$1,363	$15,815	$2,643

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2025	2024	% change	2025	2024	% change
GAAP subscription gross profit	$60,610	$52,598	15%	$174,788	$153,364	14%
Non-GAAP adjustments:
Amortization of acquisition-related intangibles	633	738		1,894	2,644
Transaction costs	22	—		22	—
Share-based compensation	265	244		770	681
Non-GAAP subscription gross profit	$61,530	$53,580	15%	$177,474	$156,689	13%

Non-GAAP subscription gross margin	81.0%	79.9%		80.6%	79.5%